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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 5, 1997
                                                 ------------------------------
                        Physician Support Systems, Inc.
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     (Exact name of registrant as specified in its charter)

Delaware                             33-80731           13-3624081
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(State or other jurisdiction         (Commission        (IRS Employer
of incorporation)                    File Number)       Identification No.)

            Route 230 and Eby-Chiques Road, Mt. Joy, PA      17552
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             (Address of principal executive offices)      (Zip Code)

RegistrantAEs telephone number, including area code      (717) 653-5340
                                                     ---------------------------

                                not applicable
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        (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.

     On February 5, 1997, PSI Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of Physician Support Systems, Inc., a Delaware corporation (the "Company"), purchased the entire capital stock outstanding (the "Shares") of Physerv Solutions, Inc., a Michigan corporation ("Physerv"). Physerv provides accounts receivable management and other business management services to anesthesiologists.

     The Shares were purchased in exchange for an aggregate consideration consisting of cash in the amount of $10,109,181 and 342,270 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") and $100,000 to the shareholders of Physerv for their agreement not to compete with the Company or its affiliates for a period of five years. The number of shares of Common Stock to be issued as consideration is subject to upward or downward adjustment based on the average trading price of the Common Stock over a fixed period.

     In connection with the transaction, the President of Physerv entered into an employment agreement with the Company under which he agreed to be employed by the Company as the Company's Director of National Anesthesia Services, the President of Physerv and the President of Spring Anesthesia Group, Inc., a California corporation and a wholly-owned subsidiary of the Company, through February 3, 2002. Additionally, the Company granted the Physerv shareholders the right to include their shares of Common Stock acquired in the acquisition in certain registrations of Common Stock.

Item 5.  Other Events.

     On February 6, 1997, the Company announced expected revenues and results of operations for the fourth quarter of 1996 and the year ended December 31, 1996. See Company's press release at Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.
     (b)  Pro Forma Financial Information.

     As of the date of this Report, it is impracticable to provide the required financial statements and pro forma financial information relating to Physerv. Such statements and information will be filed as soon as they become available, and in any event not later than 60 days after the date this Report is filed with the Securities and Exchange Commission.

     (c)  Exhibits.

     (2) Stock Purchase Agreement, dated as of February 3, 1997, among Physician Support Systems, Inc., PSI Acquisition Corp., Hamid Mirafzali, Shadan Mirafzali, Nader J. Samii, as Independent Trustee of the Neda Mirafzali Family Trust Dated November 4, 1996 and Nader J. Samii, as Independent Trustee of the Leela Mirafzali Family Trust Dated November 4, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

     (4) Registration Rights Agreement, dated as of February 3, 1997, among Physician Support Systems, Inc., Hamid Mirafzali, Shadan Mirafzali, Nader J. Samii, as Independent Trustee of the Neda Mirafzali Family Trust Dated November 4, 1996 and Nader J. Samii, as Independent Trustee of the Leela Mirafzali Family Trust Dated November 4, 1996.

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     (10) Employment Agreement, dated as of February 3, 1997, between Physician
          Support Systems, Inc. and Hamid Mirafzali.

     (99) Copy of press release issued by the Company February 6, 1997.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     PHYSICIAN SUPPORT SYSTEMS, INC.



Date: February 18, 1997.              By: /s/ David S. Geller
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                                        David S. Geller
                                        Senior Vice President and Chief
                                          Financial Officer

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                                 EXHIBIT INDEX

Exhibit 2

Stock Purchase Agreement, dated as of February 3, 1997, among Physician Support Systems, Inc., PSI Acquisition Corp., Hamid Mirafzali, Shadan Mirafzali, Nader
J. Samii, as Independent Trustee of the Neda Mirafzali Family Trust Dated November 4, 1996 and Nader J. Samii, as Independent Trustee of the Leela Mirafzali Family Trust Dated November 4, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request)

Exhibit 4

Registration Rights Agreement, dated as of February 3, 1997, among Physician Support Systems, Inc., Hamid Mirafzali, Shadan Mirafzali, Nader J. Samii, as Independent Trustee of the Neda Mirafzali Family Trust Dated November 4, 1996 and Nader J. Samii, as Independent Trustee of the Leela Mirafzali Family Trust Dated November 4, 1996

Exhibit 10

Employment Agreement, dated as of February 3, 1997, between Physician Support Systems, Inc. and Hamid Mirafzali

Exhibit 99

Copy of press release issued by the Company February 6, 1997.